CONSENT OF COUNSEL

          We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 28 to the Registration Statement of Undiscovered Managers Funds on Form N-1A (Nos. 333-37711 and 811-8437) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray
ROPES & GRAY LLP

Washington, D.C.
December 21, 2007